SCHEDULE  14A  INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.    )

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]

Check  the  appropriate  box:
[  ]     Preliminary  Proxy  Statement
[  ]     Confidential,  for  Use  of  the  Commission Only (as permitted by Rule
         14a-6(e)(2))
[X]      Definitive  Proxy  Statement
[  ]     Definitive  Additional  Materials
[  ]     Soliciting  Material  Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                   SUMMIT  FINANCIAL  CORPORATION
     (Name  of  Registrant  as  Specified  in  its  Charter)


     (Name  of  Person(s)  Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]     No  fee  required.
[  ]     Fee  computed  on  table  below  per Exchange Act Rules 14a-6(I)(1) and
         0-11.
     (1)  Title  of  each  class  of  securities  to  which transaction applies:

     (2)  Aggregate  number  of  securities  to  which  transaction  applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed  maximum  aggregate  value  of  transaction:

     (5)  Total  fee  paid:

[  ]     Fee  paid  previously  with  preliminary  materials.
[  ]     Check  box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount  Previously  Paid:

     (2)  Form,  Schedule  or  Registration  No.:

     (3)  Filing  Party:

     (4)  Date  Filed:

                         SUMMIT  FINANCIAL  CORPORATION



March  21,  2003


Dear  Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Summit Financial Corporation. The meeting will be held at Thornblade Club, 1275 Thornblade Boulevard, Greer, South Carolina on Tuesday, April 22, 2003, at 10:00 a.m.

     The Notice of Annual Meeting and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as representatives of KPMG LLP, the Company's independent auditors, will be present to respond to appropriate questions from shareholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We  look  forward  to  seeing  you  at  the  meeting.


Sincerely,

  /s/  J.  Randolph  Potter


J.  Randolph  Potter
President  and  Chief  Executive  Officer

                            SUMMIT  FINANCIAL  CORPORATION
                                POST  OFFICE  BOX  1087
                            937  NORTH  PLEASANTBURG  DRIVE
                         GREENVILLE,  SOUTH  CAROLINA  29602
                                 (864)  242-2265

                   NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS
                          TO  BE  HELD  APRIL  22,  2003

     The Annual Meeting of shareholders of SUMMIT FINANCIAL CORPORATION will be held at Thornblade Club, 1275 Thornblade Boulevard, Greer, South Carolina on
Tuesday, April 22, 2003, at 10:00 a.m. At the meeting, shareholders will consider and vote on the following matters:

1) The election of three directors to the Board of Directors of the Company, each for a three year term; and

2) Transaction of any other business that may properly come before the meeting.

     The Board of Directors is not aware of any other business to come before the meeting.

     Shareholders of record at the close of business on March 10, 2003 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE WHICH HAS BEEN PROVIDED SO THAT YOUR VOTE MAY BE RECORDED.

     Also enclosed is a copy of the Company's 2002 Annual Report to Shareholders.

                              BY  ORDER  OF  THE  BOARD  OF  DIRECTORS

                               /s/  J.  Randolph  Potter

                              J.  RANDOLPH  POTTER
                              PRESIDENT  AND  CHIEF  EXECUTIVE  OFFICER


March  21,  2003
Greenville,  South  Carolina

                          SUMMIT FINANCIAL CORPORATION

                               PROXY  STATEMENT

                      ANNUAL  MEETING  OF  SHAREHOLDERS
                      TO  BE  HELD  ON  APRIL  22,  2003

     This Proxy Statement contains information about the 2003 Annual Meeting of Shareholders of Summit Financial Corporation ("Summit Financial"or "the Company"). The Annual Meeting will be held at Thornblade Club, 1275 Thornblade Boulevard, Greer, South Carolina, on Tuesday, April 22, 2003, at 10:00 a.m. The Company is the parent holding company for Summit National Bank ("the Bank") and Freedom Finance, Inc. ("the Finance Company").

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual
Meeting and at any adjournment of that meeting. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about March 21, 2003.

                           VOTING AND PROXY PROCEDURE
                           --------------------------

WHO  CAN  VOTE  AT  THE  MEETING
     To be able to vote your Summit Financial common stock, the records of the Company must have shown that you held your shares as of the close of business on March 10, 2003, the record date for the Annual Meeting. As of the close of business on March 10, 2003, there were 4,013,914 shares of Summit Financial common stock issued, outstanding, and entitled to vote at the Annual Meeting. Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is to be voted on.

ATTENDING  THE  MEETING
     All shareholders are invited to attend the Annual Meeting. If your Summit Financial common stock is held by a bank or brokerage firm, (i.e., in "street name"), you will need to bring a brokerage account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares in order to be admitted to the Annual Meeting. If you want to vote your shares of Summit Financial common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the bank or brokerage firm which holds your shares.

WHAT  CONSTITUTES  A  QUORUM
     In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum consists of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, or at least 2,006,958 shares. Shares of common stock represented in person or by proxy at the meeting will be counted for the purpose of determining whether a quorum exists. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.

     Shares that reflect votes withheld for director nominees and "broker non-votes" will be counted for purposes of determining the existence of a quorum. "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that does not vote on a particular proposal because it does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner of the shares.

WHAT  VOTE  IS  REQUIRED
     Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the three nominees receiving the greatest number of votes cast at the meeting will be elected, regardless of whether that number represents a majority of the votes cast. In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

HOW  YOU  CAN  VOTE
     If you own your shares of record, you can vote in one of two ways. You can vote by mail, or you can vote in person at the meeting. You may vote by mail if you complete, sign, and date the enclosed proxy card that accompanies this Proxy Statement and promptly mail it in the envelope provided. You do not need to put a stamp on the enclosed envelope if you mail it in the United States.

     If your Summit Financial common stock is held in "street name", by a bank or brokerage firm, you will receive instructions from your broker or other nominee on how to vote your shares. Your bank or brokerage firm, as the recordholder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes".

     Your bank or brokerage firm may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instructions provided by your bank or brokerage firm that accompanies this proxy statement for further information regarding telephone and Internet voting. If you wish to change your voting instructions after your have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

VOTING  BY  PROXY
     Your Board of Directors recommends that you vote "FOR" the election of all nominees to serve as Directors, each for a term of three years. All shares of Summit Financial common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted "FOR" the election of all nominees for Director.

HOW  YOU  CAN  CHANGE  YOUR  VOTE
     You can change your vote and revoke your proxy at any time before the vote is taken at the meeting by doing one of the following things:
1. If you own your shares of record, you may give the Secretary of the Company a written notice before your shares have been voted at the Annual Meeting that you want to revoke your proxy; or
2.  Sign  and  submit  another  proxy  with  a  later  date;  or
3.  Attend  the  meeting,  and  vote  your  shares  in  person.

     Your attendance at the Annual Meeting alone will not revoke your proxy. If your shares are held in "street name" your should follow the instructions provided by your bank or brokerage firm.

                                 STOCK OWNERSHIP
                                 ---------------

     The following table provides information as of February 28, 2003, with respect to persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock. A person may be considered to beneficially own any share of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.




                         NUMBER OF     PERCENTAGE
                         SHARES OF     OF COMPANY
                        COMMON STOCK     COMMON
                        BENEFICIALLY     STOCK
NAME AND ADDRESS           OWNED      OUTSTANDING
----------------------  ------------  ------------

Ivan E. Block
210 League Road
Simpsonville, SC 29681       296,419          6.6%


     The following table sets forth the names and present occupations of the nominees for director of the Company, the directors continuing in office, and the Company's executive officers. It also sets forth the number of shares and percentage of outstanding shares of the Company's common stock beneficially owned, directly or indirectly, on February 28, 2003 by the nominees, continuing directors, and executive officers individually, and by directors and executive officers of the Company as a group.



                                                                                    SHARES OF   PERCENTAGE
                                                                                     COMMON         OF
                                                                                      STOCK       COMMON
                                                                                   BENEFICIALLY   STOCK
NAME                  PRINCIPAL OCCUPATIONS; POSITIONS WITH THE COMPANY               OWNED    OUTSTANDING (1)

                                 NOMINEES FOR ELECTION AS DIRECTORS
                                ------------------------------------
                                 FOR THREE YEAR TERMS EXPIRING IN 2006                              (2)
                                --------------------------------------

C. Vincent Brown . .  President, Brown, Massey, Evans, McLeod & Haynsworth,              194,231    4.3%  (3)
                      Attorneys at Law, P.A.; Greenville, SC
                      Chairman, Summit Financial Corporation
Allen H. McIntyre. .  President, ChemPro, Inc.; Spartanburg, SC                           13,975    0.3%
J. Randolph Potter .  President & CEO, Summit Financial Corporation; Greenville, SC      157,241    3.5%  (4)


                                  DIRECTORS CONTINUING IN OFFICE
                                  -------------------------------
                                      TERMS EXPIRING IN 2004
                                      -----------------------

James G. Bagnal, III  Regional President, Summit National Bank; Spartanburg, SC           41,491    0.9%  (5)
Ivan E. Block. . . .  Chairman & CEO, Diversified Coatings Systems, Inc.;                296,419    6.6%  (6)
                      Greenville, SC
J. Earle Furman, Jr.  President, NAI Earle Furman, LLC; Greenville, SC                    90,358    2.0%  (6)
T. Wayne McDonald. .  Physician, Highlands Center for Women; Greenville, SC               89,755    2.0%  (6)

                                      TERMS EXPIRING IN 2005
                                      -----------------------
John W. Houser . . .  President, Piedmont Management of Fairforest, Inc.; Duncan, SC     105,810    2.4%  (6)
Larry A. McKinney. .  Chief Executive Officer, ElDeCo, Inc.; Greenville, SC              130,202    2.9%  (6)
David C. Poole . . .  President, David C. Poole Co., Inc.; Greenville, SC                189,248    4.2%  (6)
                      Secretary, Summit Financial Corporation
James B. Schwiers. .  Executive Vice President & COO, Summit National Bank;              157,659    3.5%  (7)
                      Greenville, SC


                                       OTHER EXECUTIVE OFFICER
                                       ------------------------
Blaise B. Bettendorf  Senior Vice President & CFO, Summit Financial Corporation;         124,242    2.8%  (8)
                      Greenville, SC


                      All Directors and executive officers as a group (12 persons)     1,590,631   35.5%  (9)


FOOTNOTES  TO  PRECEDING  TABLE:

(1) - Pursuant to Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company's common stock if he or she has voting and/or investment power with respect to such security or has a right to acquire beneficial ownership of such shares, through the exercise of outstanding options or otherwise, at any time within 60 days from February 28, 2003. The table includes certain shares owned by spouses, other immediate family members, closely-held companies, shares held in retirement accounts for the benefit of the named individuals, and other forms of ownership, over which shares the named persons possess sole or shared voting and/or investment power.
(2) - Based on 4,013,914 shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting, plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising options.
(3) - Includes exercisable options to purchase 49,642 shares of common stock at from $3.79 - $5.08 granted under the 1995 Non-Employee Stock Option Plan.
(4) - Includes exercisable options to purchase 87,111 shares of common stock at from $3.79 - $5.60 granted under the Incentive Stock Option Plan. Does not include 1,701 shares held by a related party as to which Mr. Potter disclaims beneficial ownership.
(5) - Includes exercisable options to purchase 23,153 shares of common stock at $8.21 granted under the Incentive Stock Option Plan.
(6) - Includes exercisable options to purchase 24,822 shares of common stock at from $3.79 - $5.08 granted under the 1995 Non-Employee Stock Option Plan.
(7) - Includes exercisable options to purchase 79,311 shares of common stock at from $3.79 - $5.60 granted under the Incentive Stock Option Plan. (8) - Includes exercisable options to purchase 73,240 shares of common stock at from $3.79 - $5.60 granted under the Incentive Stock Option Plan.
(9) - Includes 461,389 shares of common stock subject to stock options exercisable within 60 days from February 28, 2003 held by the Directors and the executive officers of the Company as a group.


                       PROPOSAL 1 - ELECTION OF DIRECTORS
                       ----------------------------------

     As provided in the Company's Bylaws, the Board of Directors has fixed the number of directors at 11. Eight of the Directors are independent and three are members of management. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Directors are nominated for election at the Annual Meeting to serve for a three-year term or until their respective successors have been elected and qualified. At the 2003 Annual Meeting, shareholders will have the opportunity to vote for the following nominees: C. Vincent Brown, Allen H. McIntyre, and J. Randolph Potter, all of whom are currently directors of the Company and Summit National Bank. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES.

     Information regarding each nominee's and continuing director's age, business experience, and how long each has been a director is provided below. Unless otherwise stated, each individual has held his current occupation for at least the last five years.

NOMINEES  FOR  ELECTION  AS  DIRECTORS  FOR  TERMS  EXPIRING  IN  2006

     C. VINCENT BROWN, age 63, is an attorney and is president of Brown, Massey, Evans, McLeod and Haynsworth, Attorneys at Law, P.A., where he has practiced tax and corporate law for over 30 years. Mr. Brown is the Chairman of the Company and Summit National Bank and has been a director since 1989.

     ALLEN H. MCINTYRE, age 46, is president of ChemPro, Inc., a company in the consumer packaged goods industry. He has been a director since 2000.

     J. RANDOLPH POTTER, age 56, is president and chief executive officer of the Company and its two subsidiaries, Summit National Bank, and Freedom Finance,
Inc.  Mr.  Potter  has  been  a  director  since  1989.

DIRECTORS  CONTINUING  IN  OFFICE  WITH  TERMS  EXPIRING  IN  2004

     JAMES G. BAGNAL, III, age 58, joined Summit Financial Corporation as regional president of Summit National Bank during 2000. He served as regional president in Spartanburg, South Carolina for Regions Bank from 1998 to 2000 and president of Spartanburg National Bank in Spartanburg, South Carolina prior to 1998. Mr. Bagnal has been a director since 2000.

     IVAN E. BLOCK, age 57, is president and CEO of Diversified Coatings Systems, Inc., which is engaged in the custom painting of exterior plastic parts for the automotive industry, and president of Crown Metro Chemicals. Mr. Block has been a director since 1989.

     J. EARLE FURMAN, JR., age 55, is president of NAI Earle Furman, LLC, a commercial and industrial real estate brokerage firm which he formed in 1986. He has been a director since 1989.

     T. WAYNE MCDONALD, age 64, is a physician specializing in gynecology. He is currently associated with the Highlands Center for Women. Dr. McDonald has been a director since 1989.

DIRECTORS  CONTINUING  IN  OFFICE  WITH  TERMS  EXPIRING  IN  2005

     JOHN W. HOUSER, age 59, is the president of Piedmont Management of Fairforest, Inc., a consulting firm. He is a partner in Piedmont Brokerage and Universal Packaging, which are involved in the manufacturing and sales of corrugated boxes. Mr. Houser has been a director since 1989.

     LARRY A. MCKINNEY, age 61, is chief executive officer of ElDeCo, Inc., an electrical contracting firm. Mr. McKinney has been a director since 1993.

     DAVID C. POOLE, age 64, is president of David C. Poole Co., Inc., a dealer in synthetic fibers and polymers. Mr. Poole is Secretary of the Company and has been a director since 1989.

     JAMES B. SCHWIERS, age 44, is the executive vice president and chief operating officer of Summit National Bank. He has been a director since 2000.


MEETINGS  AND  COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

     The Board of Directors of the Company and Summit National Bank conduct their business through meetings of the Boards and through their committees. During the year ended December 31, 2002, the Board of Directors of the Company held four meetings and the Board of Summit National Bank held 12 meetings. In 2002, all directors of the Company attended more than 75% of the aggregate meetings of the Board and committees on which they served during this period.

     The Executive Committee of the Board of Directors, currently consisting of Directors Brown, Poole, Potter, and Block, generally meets monthly and met 11 times during 2002. The members of the Executive Committee, exclusive of Mr. Block, are also members of the Executive Committee of Summit National Bank and their meetings are held jointly.

     The Compensation Committee, which consisted of Directors Brown, Poole, and McIntyre during 2002, is responsible for all matters regarding the Company's and the Bank's employee compensation and benefit programs. The Compensation Committee is responsible for approval of compensation arrangements of senior management, adoption of compensation plans, and granting options or other benefits under compensation plans. The Committee met one time during 2002.

     The Board of Directors of the Company has an Audit Committee which consists of Directors Block, Houser, McDonald and McKinney. The Audit Committee is responsible for developing and monitoring the Company's audit program and providing independent, objective oversight of the Company's accounting functions and internal controls. The Committee oversees the scope of the Company's internal audit program, the adequacy of the Company's systems of internal controls and procedures, and the adequacy of management's action with respect to recommendations arising from auditing activities. The Audit Committee selects the Company's outside auditors, monitors the independence of the outside auditors, and meets privately, outside the presence of management, with them to discuss the results of the annual audit, quarterly reviews, internal controls and procedures, and any related matters. The Audit Committee also oversees the Company's regulatory compliance program. The members of the Audit Committee, exclusive of Mr. Block, are also members of the Audit Committee of the Bank and customarily hold joint meetings of both Committees. The Board of Directors has determined that all of the members of the Audit Committee satisfy the independence and other applicable requirements of the NASDAQ listing standards. The Audit Committee met three times during the year ended December 31, 2002.
The  Audit  Committee's  report  is  included  later  in  this  Proxy Statement.

     The Board has no standing nominating committee. The Board of Directors of the Company as a whole acts as a nominating committee for selecting the nominees for recommendation to the shareholders for election as directors. The Board of Directors met one time in its capacity as the nominating committee during the year ended December 31, 2002. Any shareholder may recommend to the Board of Directors persons for nomination for director by writing to the Secretary of the Company at 937 North Pleasantburg Drive, Greenville, South Carolina, 29607.

DIRECTORS'  COMPENSATION

     During 2002, members of the Board of Directors of Summit Financial, who are not officers of the Company or of its subsidiaries, received a fee of $1,050 for each board meeting attended, and $200 for each committee meeting attended, except for the Chairman who received two times the standard attendance fees. Total fees paid to Directors of Summit Financial Corporation during 2002 was $132,525. There were no stock options granted to Directors during 2002 under the 1995 Summit Financial Corporation Non-Employee Stock Option Plan.

                      EXECUTIVE  OFFICERS  AND  COMPENSATION
                      --------------------------------------

     Set forth below are the names, ages, titles, and business experience of the executive officers of the Company.

     J. RANDOLPH POTTER, age 56, has been President and Chief Executive Officer of the Company since 1989.

     JAMES B. SCHWIERS, age 44, has been Chief Operating Officer of Summit National Bank, a wholly-owned subsidiary of the Company (the "Bank") since 1997. He has been Executive Vice President of the Bank since 1990.

     BLAISE B. BETTENDORF, age 40, is a certified public accountant and has been Senior Vice President and Chief Financial Officer, and Assistant
Secretary/Treasurer  of  the  Company  since  1990.

     JAMES G. BAGNAL, III, age 58, has been Regional President of Summit National Bank since joining the Company in April 2000. He served as regional president in Spartanburg, South Carolina for Regions Bank from 1998 to 2000.

COMPENSATION  OF  EXECUTIVE  OFFICERS

     The following table sets forth, for the years ended December 31, 2002, 2001 and 2000, the cash compensation paid by the Company and its subsidiaries, as well as other compensation paid or accrued for each of these years, to the chief executive officer and to each of the other most highly compensated executive officers (collectively the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries. All compensation, including fringe benefits, is paid by Summit National Bank.


                                        SUMMARY COMPENSATION  TABLE

                                     ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                             ---------------------------------------   --------------------------
                                                                          AWARDS        AWARDS
                                                                       ------------  ------------
                                                            OTHER       RESTRICTED    SECURITIES
                                                            ANNUAL        STOCK       UNDERLYING    ALL OTHER
NAME AND                                                    COMPEN-      AWARDS($)     OPTIONS/     COMPEN-
PRINCIPAL POSITION     YEAR   SALARY ($)   BONUS ($) (1)    SATION ($)      (3)       SARS(#)(5)    SATION ($)
---------------------  ----  ------------  --------------  ----------  ------------  ------------  -----------

J. Randolph Potter,    2002  $   242,000   $       48,000         (2)            -              -  $12,562 (6)
President/CEO          2001  $   235,000   $       23,000         (2)            -              -  $   10,861
                       2000  $   222,000   $       66,000         (2)  $ 22,240 (4)             -  $   10,861

James B. Schwiers,
Executive Vice         2002  $   173,000   $       31,000         (2)            -              -  $11,527 (7)
President/COO          2001  $   165,000   $       16,000         (2)            -              -  $   10,961
of the Bank            2000  $   151,000   $       52,000         (2)  $ 22,240 (4)             -  $   10,961

Blaise B. Bettendorf,  2002  $   144,000   $       28,000         (2)            -              -  $ 9,077 (8)
Senior Vice            2001  $   137,000   $       14,000         (2)            -              -  $    8,451
President/CFO          2000  $   125,000   $       37,000         (2)  $ 22,240 (4)             -  $    7,795

James G. Bagnal, III,  2002  $   147,000   $       21,000         (2)            -              -  $ 9,677 (9)
Regional President     2001  $   140,000   $       14,000         (2)            -              -  $    9,091
of the Bank            2000  $94,000 (10)  $       30,000         (2)            -         57,881  $    2,836


FOOTNOTES  TO  PRECEDING  PAGE:

(1)  -     Reflects  bonuses  awarded  for  the  current  year  which  may be paid in the subsequent  year.
(2)  -     Certain amounts may have been expended by the Company which may have had value as  a  personal benefit to the Named Executive Officer.  However, the total value of such perquisites  and  other  personal  benefits for any year presented did not exceed, in the aggregate,  10%  of  the  annual  salary  and  bonus  of  such  executive  officer.
(3)  -     The  value  of restricted stock awards is based on the closing price of common stock  on  the  date  of  each  grant,  rather  than  the  year  end  closing  price.
(4) -     In 2000, pursuant to the Company's Restricted Stock Plan, certain officers were awarded  2,315  (adjusted for stock dividends) shares of the Company's common stock.  The awards were granted for nominal consideration and restrictions lapse 20% each year over a period  of 5 years from the date of the award.  The amount and 2002 year end value (based on  the closing market price of $15.35 at December 31, 2002) of all restricted stock held by  the Named Executive Officers are:  Mr. Potter held 23,757 shares of restricted stock, of  which  23,368  shares  had vested, with a market value of $364,700; Mr. Schwiers held
18,396 shares of restricted stock, of which 17,007 shares had vested, with a market value of  $282,400; and, Ms. Bettendorf held 15,716 shares of restricted stock, of which 14,327 shares  had  vested,  with  a  market  value  of  $241,200.  Dividends are payable on the restricted stock to the extent paid on the Company's common stock generally.  If a change in  control  of  the Company (as defined in the plan) were to occur, the restricted stock would  immediately  vest  in  full.
(5)  -     Option  grants  have  been  adjusted  for  all  5%  stock  dividends  issued.
(6)  -     The  amount for 2002 is comprised of (i) $11,986 contributed by the Company to the  Summit  Financial  Corporation  401(k)  Plan  to  match fiscal 2002 pre-tax deferral contributions,  all  of  which was vested; and (ii) $576 of term life insurance premiums, not  generally available to other employees, paid by the Company on behalf of Mr. Potter.
(7)  -     The  amount for 2002 is comprised of (i) $10,951 contributed by the Company to the  Summit  Financial  Corporation  401(k)  Plan  to  match fiscal 2002 pre-tax deferral contributions,  all  of  which was vested; and (ii) $576 in term life insurance premiums, not  generally  available  to  other  employees,  paid  by  the  Company on behalf of Mr.
Schwiers.
(8)  -     The  amount  for 2002 is comprised of (i) $8,560 contributed by the Company to the  Summit  Financial  Corporation  401(k)  Plan  to  match fiscal 2002 pre-tax deferral contributions,  all  of  which was vested; and (ii) $518 in term life insurance premiums, not  generally  available  to  other  employees,  paid  by  the  Company on behalf of Ms.
Bettendorf.
(9)  -     The  amount  for 2002 is comprised of (i) $8,626 contributed by the Company to the  Summit  Financial  Corporation  401(k)  Plan  to  match fiscal 2002 pre-tax deferral contributions, which was partially vested; (ii) $529 in term life insurance premiums, not generally  available to other employees, paid by the Company on behalf of Mr. Bagnal; and
(iii)  $522  imputed  income  on the term portion of split-dollar life insurance coverage paid  by  the  Company  on  behalf  of  Mr.  Bagnal.
(10)  -     Mr.  Bagnal  joined  the Company in April 2000.  Compensation received by Mr.
Bagnal  as  reported for 2000 is related to the partial year based on an annual salary of
$130,000.


OPTION  GRANT  TABLE

     There were no stock option grants made to any Named Executive Officer during 2002.

OPTION  EXERCISE  AND  FISCAL  YEAR  END  OPTION  VALUE  TABLE

     The following table shows stock option exercises by the Named Executive Officers during the year ended December 31, 2002. In addition, this table includes the number of shares (adjusted for stock dividends) covered by both exercisable and non-exercisable options as of December 31, 2002. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end market price of Summit Financial Corporation common stock.



                AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR,
                          AND FISCAL YEAR-END OPTION/SAR VALUES


                                                     NUMBER OF
                                                     SECURITIES           VALUE OF
                                                     UNDERLYING         UNEXERCISED
                                                    UNEXERCISED         IN-THE-MONEY
                                                    OPTIONS/SARS        OPTIONS/SARS
                        NUMBER                     AT FY-END (#)       AT FY-END ($)
                       OF SHARES                        (2)               (3) (4)
                       ACQUIRED      $ VALUE        EXERCISABLE/        EXERCISABLE/
NAME                  ON EXERCISE   REALIZED(1)    UNEXERCISABLE       UNEXERCISABLE
--------------------  -----------  -------------  ----------------  --------------------

J. Randolph Potter .          200  $       2,342   87,111 /     -   $905,000 /        -
James B. Schwiers. .        8,000  $      92,480   79,311 /     -   $815,000 /        -
Blaise B. Bettendorf            -              -   73,240 /     -   $770,000 /        -
James G. Bagnal, III            -              -  23,153 / 34,728   $165,000 / $248,000


(1)  -     Value  realized  is calculated as the spread between the fair market value of the  underlying common stock as quoted on the NASDAQ Small Cap Market as of the exercise date,  minus  the  grant  price.
(2)  -     The number of exercisable and unexercisable options has been adjusted for all
5%  stock  dividends  issued.
(3)  -     Values  are based on the fair market of the common stock on December 31, 2002
($15.35  as  quoted  on  the  NASDAQ  Small  Cap  Market),  minus  the  grant  price.
(4)  -     The  value  of unexercised in-the-money stock options at December 31, 2002 is presented  to comply with SEC regulations.  The actual amount realized upon any exercise of  stock  options  will  depend  upon the excess of the fair market value of the common stock  over  the  grant  price  at  the time the stock option is exercised.  There is no assurance  that  the values of unexercised stock options reflected in this table will be realized.


DEFINED  BENEFIT  PLAN

     During 1998, the Company established a salary continuation plan pursuant to agreements with certain executives of the Company and the Bank. Under the Salary Continuation Agreements, an executive will be entitled to a stated annual benefit for a period of 20 years either, (i) upon retirement from the Company after attaining the normal retirement age defined in the plan as age 65, or (ii) upon the executive's disability or death, in which case the benefits would be payable immediately to the executive or to the executive's beneficiary. If the executive's employment is terminated voluntarily or is terminated as a result of a change in control of the Company as defined in the agreement, a reduced annual benefit will be payable at the age of 65 pursuant to the early termination terms of the agreement. Mr. Potter, Mr. Schwiers and Ms. Bettendorf have entered into Salary Continuation Agreements with the Company that currently provide annual benefits at age 65 of $113,200, $48,500 and $38,400, respectively.

EMPLOYEE  AGREEMENTS

     The Company has entered into substantially similar noncompetition, severance, and employment agreements (each individually or "Agreement") with J. Randolph Potter, James B. Schwiers, Blaise B. Bettendorf, and James G. Bagnal, III (each an "Executive"). The terms of each Agreement are summarized below; however, this summary is qualified in its entirety by reference to the Agreement itself.

     Under each Agreement, the applicable Executive is given duties and authority typical of similar executives and the Company is obligated to pay the Executive an annual salary determined by the Board, such incentive compensation as may become payable to the Executive under the Company's bonus plans, and certain other typical executive benefits. The provisions of the Agreement are to continue until such time as the Executive's employment is terminated as provided for in the Agreement. In the event the Executive voluntarily terminates his employment with the Company, the Company's obligations under the Agreement cease as of the date of such termination and the Executive is subject to a 12 month non-competition provision as defined in the Agreement. In the event that the Company shall terminate the Executive's employment without cause (as defined in the Agreement), the Company is obligated to continue monthly salary payments for a minimum period of one year up to a maximum of three years. The Executive is subject to a non-competition provision as defined in the Agreement for the entire period severance payments are made. In the event of termination associated with a change in control as defined by the Agreement, the Executive is entitled to an amount equal to three times his annual base pay amount computed and paid over a three-year period as provided for in the Agreement. The Executive is subject to a non-competition provision as defined in the Agreement for a period of up to three years while he/she is receiving payments following a change in control.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     During  2002,  the  following persons served on the Compensation Committee:
Mr. C. Vincent Brown (Chairman), Mr. John A. Kuhne (formerly Vice Chairman), Mr. David C. Poole (Secretary), and Mr. Allen McIntyre. Mr. Brown is a member of the law firm of Brown, Massey, Evans, McLeod, and Haynsworth, Attorneys at Law, P.A. This firm serves as general counsel for the Company and its subsidiaries.
This firm receives payment for legal services provided in the normal course of business.

     Certain of the Directors who were members of the Compensation Committee during 2002, and members of the immediate family and affiliates of such Directors, have from time to time engaged in banking transactions with the Company's subsidiary bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by the Company's subsidiary bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features.

                          COMPENSATION COMMITTEE REPORT
                          -----------------------------

     The Compensation Committee of the Board of Directors is responsible for establishing, implementing and monitoring all compensation policies of the Company and its primary operating subsidiary, Summit National Bank. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Company and recommending appropriate compensation levels. The Chief Executive Officer evaluates the performance of other executive officers of the Company and recommends individual compensation levels to the Compensation Committee for their approval.

Compensation  Philosophy
------------------------
     The Compensation Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholder returns. Compensation policies must be maintained to promote: 1) the attraction and retention of highly qualified executives; 2) motivation of executives that is related to the performance of the individual and the Company; 3) compensation opportunities that are comparable to those offered by peer organizations; 4) current and long-term performance; and 5) a financial interest in the success of the Company similar to the interest of its shareholders.

     The Company's current compensation plan involves a combination of salary and bonus to reward short-term performance; grants of stock options or restricted stock, both of which vest over five-year periods, to encourage long-term performance; and retirement benefits pursuant to salary continuation agreements with certain officers. These key elements provide a competitive, well-balanced total compensation program that is supportive of the Company's strategies and goals.

     The base salary levels and annual bonus incentives of the executive officers are designed to be competitive within the financial services industry and are intended to reflect individual performance and responsibility, as well as annual corporate performance and results. Awards of stock options or restricted stock are intended to provide executives with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success through the opportunity to increase their stock ownership in the Company. The Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning managements' and shareholders' interest in the enhancement of shareholder value and focusing on long-term results. In granting stock awards to the executive officers, the Committee takes into account the executive's level of responsibility and the common industry practices among financial institutions of similar size and age.

Compensation  Paid  in  2002
----------------------------
     The Company's policy as to compensation of its executive officers, including the CEO, is based upon the level of performance in relation to the responsibilities and accomplishments incident to the individual's job description. In determining compensation, the Committee considers the progress made by the Company in laying a foundation for future revenue enhancements, income improvements, growth of the Company, quality of the loan portfolio, and growth of shareholder value.

     Compensation paid J. Randolph Potter, Chief Executive Officer and President of the Company, and the other Named Executive Officers in 2002 consisted of the following elements: (1) a base salary; (2) a cash bonus; (3) certain perquisites, the total of all which did not exceed 10% of base salary and bonus amounts; (4) premiums paid by the Company on behalf of the executives with respect to insurance not generally available to all employees; (5) vested amounts of retirement benefits pursuant to the nonqualified salary continuation agreement for certain officers; and (6) the other compensation set forth in the Summary Compensation Table above.

     During 2002, the Company reported record results and hit several milestones, including total assets surpassing $300 million, which represents an 11% growth rate from the prior year. In addition, average earning assets grew 10%, and net income increased 27% to exceed $3 million. Return on average assets and average equity both improved significantly from the prior year of 1.03% and 11.71% to 1.19% and 13.02%, respectively. The market value of the Company's stock increased 61% to close the year at $15.35. The Company's nonperforming assets, past due loans, and net charge-off ratios all remained low in 2002 in comparison to peers and showed improvements from the 2001 levels as management continues to maintain a focus on high loan quality while achieving growth goals.

     During the year 2002, the base compensation for Mr. Potter was $242,000. For 2003, Mr. Potter's base compensation was increased 2% to $247,000. Mr. Potter was also awarded a cash bonus (determined on a subjective basis) of $48,000, or 20% of his salary, for the year ended 2002 based on the Company's performance. The Committee assessed that Mr. Potter continues to provide the Company with strong leadership in overseeing growth, asset quality, profitability improvements, and strategic positioning for both Summit National Bank and Freedom Finance, Inc. Growth achieved, control of overhead costs and close monitoring to minimize loan losses and potential losses, have positioned the Company for continued increases in the profitability measures discussed above.

     Based upon the factors discussed above, the Compensation Committee continues to believe that Mr. Potter's compensation package as Chief Executive Officer and President of the Company appropriately reflects the Company's short-term and long-term performance goals.

COMPENSATION  COMMITTEE:

     C.  Vincent  Brown     David  C.  Poole     Allen  H.  McIntyre

                             STOCK PERFORMANCE GRAPH
                             -----------------------

     The following graph compares the cumulative total shareholder return (calculated based upon the stock appreciation) of the common stock of the Company for the five year period from December 31, 1997 through December 31, 2002, with the cumulative total return on the NASDAQ Composite Market Index and a peer group, the NASDAQ Bank Index, over the same period. All cumulative returns assume an initial investment of $100 on December 31, 1997 in each of the Company's shares, the NASDAQ Market Index, and the NASDAQ Bank Index, and the reinvestment of all dividends.


                               1997     1998     1999     2000     2001     2002
                              -------  -------  -------  -------  -------  -------

Summit Financial Corporation  $100.00  $122.89  $106.91  $ 86.49  $ 98.14  $158.25
NASDAQ Bank Index. . . . . .  $100.00  $ 99.36  $ 95.51  $108.95  $117.97  $120.61
NASDAQ Composite Market
 Index . . . . . . . . . . .  $100.00  $140.99  $261.48  $157.42  $124.89  $ 86.33


[GRAPHIC  OMITTED]



                          TRANSACTIONS WITH MANAGEMENT
                          ----------------------------

     Certain of the executive officers and Directors of the Company, and members of the immediate family and affiliates of such persons, have from time to time engaged in banking transactions with the Company's subsidiary bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by the Company's subsidiary bank to such individuals are regulated and limited by national banking laws. Such loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of the common stock. Directors, executive officers, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of the reports it received and written representations provided to the Company from the individuals required to file the reports, the Company believes that, for the year ended December 31, 2002, each of the Company's Directors and executive officers has complied with applicable reporting requirements for transactions in Summit Financial Corporation common stock.


                      SHAREHOLDER PROPOSALS AND NOMINATIONS
                      -------------------------------------

     In order to be considered for inclusion in the Company's Proxy Statement and Proxy Card for its 2004 Annual Meeting of Shareholders, a shareholder proposal must be received at the principal office of the Company, Summit Financial Corporation, 937 North Pleasantburg Drive, Greenville, South Carolina, 29607 by November 22, 2003. Securities and Exchange Commission rules contain standards for determining whether a shareholder proposal is required to be included in a proxy statement.

     Under the Company's bylaws, any shareholder who intends to present a proposal, or nominate an individual to serve as a director at the 2004 Annual Meeting, must notify the Company no later than November 22, 2003 of his intention to present the proposal or make the nomination. The shareholder also must comply with other requirements in the bylaws. Any shareholder may request a copy of the relevant bylaw provision by writing to the office of the Secretary, Summit Financial Corporation, 937 North Pleasantburg Drive,
Greenville,  South  Carolina,  29607.


                         INDEPENDENT  PUBLIC  ACCOUNTANTS
                      -------------------------------------

     KPMG LLP has significant experience in bank accounting and auditing and has served as the independent accountants of the Company since its organization in 1989. KPMG LLP has advised the Company that they are independent, within the meaning of the rules and guidelines of the SEC, the American Institute of Certified Public Accountants, and the Independence Standards Board. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so. The Board of Directors has selected KPMG LLP as the independent public accountants for the Company for the year ending December 31, 2003.

AUDIT FEES - Aggregate fees paid to KPMG LLP for the audit of the Company's annual financial statements and the related reviews of financial statements included in the Company's Form 10-Qs for each of the years ended December 31, 2002 and 2001 totaled $38,000 and $35,000, respectively. There were no out-of-pocket expenses incurred related to the 2002 or 2001 audit.

AUDIT-RELATED FEES - For 2002, the Company paid KPMG LLP an aggregate of $1,500 in conjunction with an S-8 registration filing.

TAX FEES - For 2002 and 2001, the Company paid KPMG LLP an aggregate of $1,500 each year for tax return preparation for a Named Executive Officer of the Company. In addition, for 2002 tax planning engagements for the Company and a Named Executive Officer, the Company was billed an aggregate of $5,700.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES - No fees were billed or are expected to be billed to the Company by KPMG LLP for services provided during the last fiscal year for the design and implementation of financial information systems.

ALL OTHER FEES - For 2002 and 2001, the Company paid KPMG LLP an aggregate of $1,000 each year for an FHLB collateral verification report.

     The Audit Committee has considered whether the provision of services after the audit services (as specified above) is compatible with maintaining KPMG LLP independence and has determined that provision of such services has not adversely effected KPMG LLP's independence.


                             AUDIT COMMITTEE REPORT
                             ----------------------

     The Audit Committee of the Board of Directors is responsible for, among other things, providing independent, objective oversight of the scope of Summit Financial's internal audit program, the independence of outside accountants, accounting functions and the system of internal controls and procedures, and the adequacy of management's actions with respect to recommendations arising from those auditing activities. The Audit Committee is composed of at least three directors, each of whom is independent under the National Association of Securities Dealers' listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors. Additional responsibilities that are handled by the Audit Committee are also discussed under "Meetings and Committees of the Board of Directors" in this Proxy Statement.

     The Audit Committee reviewed and discussed the audited annual financial statements of the Company contained in the 2002 Annual Report to the SEC on Form 10-K with the Company's management and with KPMG LLP, the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The
Audit Committee also received and reviewed written disclosures from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No. 61, "Communication With Audit Committees". Based on such review and discussion, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Summit Financial's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.


AUDIT  COMMITTEE:
          Ivan  E.  Block             John  W.  Houser
          T.  Wayne  McDonald         Larry  A.  McKinney



                                  OTHER MATTERS
                                  -------------

     The Board of Directors and management of the Company know of no matters other than those stated above that are to be brought before the 2003 Annual Meeting. However, if any other matter should be presented for consideration and voting at the 2003 Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of the Company.

     The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Summit Financial Corporation common stock. In addition to soliciting proxies by mail, directors, officers and employees of the Company or Summit National Bank may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

     The Company's 2002 Annual Report to Shareholders is included with this Proxy Statement and is being mailed to shareholders of record as of the close of business on March 10, 2003. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. Only one Annual Report and Proxy Statement may be delivered to multiple shareholders of record located at a shared address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will furnish, upon written or oral request, a separate copy of the Annual Report or Proxy Statement, or both, to a shareholder of record located at a shared address to which a single copy was sent. To request a separate copy of the document, or to request delivery of a single copy of documents for shareholders with a shared address, contact the Secretary of the Company at Summit Financial Corporation, Post Office Box 1087, Greenville, South Carolina, 29602, or call the Corporate Secretary at 864-242-2265.


     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON MARCH 10, 2003 UPON WRITTEN REQUEST TO CORPORATE SECRETARY, SUMMIT FINANCIAL CORPORATION, POST OFFICE BOX 1087, GREENVILLE, SOUTH CAROLINA, 29602.



                               BY  ORDER  OF  THE  BOARD  OF  DIRECTORS


                                /s/  J.  Randolph  Potter

                              J.  RANDOLPH  POTTER
                              PRESIDENT  AND  CHIEF  EXECUTIVE  OFFICER


March  21,  2003
Greenville,  South  Carolina

                                APPENDIX A
                               ------------

                               FORM OF PROXY
                              --------------


                          SUMMIT FINANCIAL CORPORATION
                             POST  OFFICE  BOX  1087
                         937  NORTH  PLEASANTBURG  DRIVE
                       GREENVILLE,  SOUTH  CAROLINA  29602
                              (864)  242-2265

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS in connection with the Annual Meeting of the shareholders of SUMMIT FINANCIAL CORPORATION (the "Company"). The undersigned hereby appoints Blaise B. Bettendorf and James B. Schwiers, or either of them, as Proxies of the undersigned, with full power of substitution to vote, as designated on the reverse side of this proxy, the number of shares of common stock of the Company held of record by the undersigned on March 10, 2003 on the proposals set forth on the reverse and described in the accompanying proxy statement at the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 22, 2003, at 10:00 a.m. at Thornblade Club, 1275 Thornblade Boulevard, Greer, South Carolina.

THIS PROXY WILL BE VOTED AS DIRECTED. IF YOU EXECUTE AND RETURN THIS PROXY BUT DO NOT SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED ON THE REVERSE, AND, IN THE PROXIES' DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE PRIOR TO ITS EXERCISE.

               (CONTINUED  AND  TO  BE  SIGNED  ON  THE  OTHER  SIDE)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                          SUMMIT FINANCIAL CORPORATION

                                 April 22, 2003


                 Please date, sign and mail your proxy card
                in the envelope provided as soon as possible


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE  MARK  YOUR  VOTE IN BLUE OR BLACK INK  AS SHOWN.


1. To elect three directors to the Board of Directors for three-year terms and thereafter until their successors are duly elected and qualified.

FOR  ALL  NOMINEES ______

WITHHOLD  AUTHORITY FOR ALL NOMINEES _______

FOR ALL EXCEPT (see instructions below) __________

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown.

NOMINEES:

___ C.  VINCENT  BROWN

___ ALLEN  H.  MCINTYRE

___ J.  RANDOLPH  POTTER


2.  To  transact  such  other  business  as  may properly come before the Annual
Meeting  or  any  adjournment  thereof.


Only those holders of record of the Common Stock of the Company at the close of business on March 10, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

A Proxy Statement is enclosed herewith. Please sign, date and return this Proxy promptly in the enclosed envelope. IF YOU ATTEND THE MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS



SIGNATURE OF SHAREHOLDER _____________________________     DATE_________
SIGNATURE OF SHAREHOLDER ____________________________     DATE__________

NOTE:  This proxy must be signed exactly as the name appears hereon.
When shares are held jointly, each holder should each sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.
If signer is a partnership, please sign in partnership name by Authorized person.